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SUBSIDIARIES OF THE REGISTRANT
                                                                      Exhibit 21

The following is a list of the subsidiaries of the Company:

1.   McDonald & Company Securities, Inc.

       McDonald & Company Securities, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

2.   MCD Oil & Gas Co., Inc.

       MCD Oil & Gas Co., Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

3.   MCD Real Estate, Inc.

       MCD Real Estate, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

4.   MCD-Gradison Agency, Inc.

       The Company owns all of the issued and outstanding shares of preferred stock of MCD-Gradison Agency, Inc., an Ohio corporation. All of the issued and outstanding shares of Common Stock are held by three officers of the Company.

5.   McDonald Financial Services, Inc.

       McDonald Financial Services, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

6.   McDonald & Company Venture Capital, Inc.

       McDonald & Company Venture Capital, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

7.   McDonald & Company Venture Capital, Inc. II

       McDonald & Company Venture Capital, Inc. II, an Ohio corporation, is a wholly owned subsidiary of the Company.

8.   McDonald Capital Management, Inc.

       McDonald Capital Management, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

9.   McD-SCG, Inc.

       McD-SCG, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

10.  McD Erie, Inc.

       McD Erie, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

11.  Gradvantage, Inc.

       Gradvantage, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.


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SUBSIDIARIES OF THE REGISTRANT (cont.)


12.  Gradison Insurance Agency, Inc.

       The Company owns all the issued and outstanding shares of Class B Common Stock of Gradison Insurance Agency, Inc., an Ohio corporation. All the issued and outstanding shares of Class A Common Stock are held by an officer of the Company.

13.  McD Property Advisors, Inc.

       McD Property Advisors, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

14.  Bond Lease Corporation V

       Bond Lease Corporation V, an Ohio corporation, is a wholly-owned subsidiary of the Company.

15.  Bond Lease Corporation VI

       Bond Lease Corporation VI, an Ohio corporation, is a wholly-owned subsidiary of the Company.

16.  Bond Lease Corporation VII

       Bond Lease Corporation VII, an Ohio corporation, is a wholly-owned subsidiary of the Company.

17.  Gradison & Company, Inc.

       Gradison & Company, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

18.  Secured Lease Finance Corp.

       Secured Lease Finance Corp., an Ohio corporation, is a wholly-owned subsidiary of the Company.

19.  Secured Lease Finance Corp. II

       Secured Lease Finance Corp. II, an Ohio corporation, is a wholly-owned subsidiary of the Company.

20.  McDonald Mortgage Pass-Through Corp.

       McDonald Mortgage Pass-Through Corp., an Ohio corporation, is a wholly-owned subsidiary of the Company.

21.  The McDonald Trust Company

       The McDonald Trust Company, an Indiana corporation, is a wholly-owned subsidiary of the Company.





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